Exhibit 10.2

Execution Copy

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT, dated as of May 21, 2013 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between YA Global Investments, L.P., a Cayman Islands exempt limited partnership (the “Pledgor”), in favor of Timios National Corporation, (the “Secured Party”).

WHEREAS, the Pledgor desires to borrow from the Secured Party, and the Secured Party desires to lend to Pledgor, an amount equal to Five Hundred Thousand Dollars and 00/100 ($500,000) (the “Loan”), pursuant to the terms and conditions of a Term Loan and Collar Agreement (the “Loan and Collar Agreement”) dated the date hereof;

WHEREAS, this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all Secured Obligations; and

WHEREAS, it is a condition to the Loan and Collar Agreement and the obligations of the Secured Party to make the Loan that the Pledgor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.

(a)                                 Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)                                 Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)                                  For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan and Collar Agreement and the following terms shall have the following meanings:

“Actionable Event of Default” has the meaning set forth in the Loan and Collar Agreement.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Loan and Collar Agreement.

“Pledged Shares” means 253,434 shares of Series J Preferred Stock, par value $0.01, of the Secured Party evidenced by Certificate No. PJ013, and the certificates, instruments and agreements representing the Pledged Shares and includes any securities or other interests, howsoever evidenced or denominated, received by the Pledgor in exchange for or as a dividend or distribution on or otherwise received in respect of the Pledged Shares.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“Settlement Date” has the meaning set forth in the Loan and Collar Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.                                      Pledge. The Pledgor hereby pledges, assigns and grants to the Secured Party, and hereby creates a continuing lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)                                 the Pledged Shares; and

(b)                                 all Proceeds and products of the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

3.                                      Secured Obligations.  The Collateral secures the payment and performance of:

(a)                                 the obligations of the Pledgor from time to time arising under the Loan and Collar Agreement or otherwise with respect to the due and punctual payment of (i) the principal of and premium, if any, and interest on the Loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Pledgor under the Loan and Collar Agreement and this Agreement, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case, if applicable; and

(b)                                 all other agreements, duties, indebtedness, obligations and liabilities of any kind of the Pledgor under the Loan and Collar Agreement or this Agreement, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several (all such obligations, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4.                                      Perfection of Pledge.

(a)                                 At the Secured Party’s sole cost and expense, the Pledgor shall, from time to time, as may be reasonably required by the Secured Party with respect to all Collateral, take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, the Pledgor shall, at the Secured Party’s sole cost and expense, take all actions as may be reasonably requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party.

(b)                                 The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law.  The Pledgor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

5.                                      Representations and Warranties. The Pledgor represents and warrants as follows:

(a)                                 The Pledged Shares are not subject to options to purchase or similar rights.

(b)                                 At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(c)                                  Pledgor has full power, authority and legal right to borrow the Loan and pledge the Collateral pursuant to this Agreement.

(d)                                 Each of this Agreement and the Loan and Collar Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)                                  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the borrowing of the Loan and the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of the Loan and Collar Agreement and this Agreement by the Pledgor or the performance by the Pledgor of its obligations hereunder or thereunder.

(f)                                   The execution and delivery of the Loan and Collar Agreement and this Agreement by the Pledgor and the performance by the Pledgor of its obligations hereunder and thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor or any of its property, or the organizational or governing documents of the Pledgor or any agreement or instrument to which the Pledgor is party or by which it or its property is bound.

(g)                                  The certificate evidencing the Pledged Shares has been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instrument of transfer or assignment in blank.

6.                                      Dividends and Voting Rights.

(a)                                 The Secured Party agrees that, until the earlier to occur of an Actionable Event of Default and the Settlement Date, the Pledgor may, to the extent the Pledgor has such right as a holder of the Pledged Shares, vote and give consents, ratifications and waivers with respect thereto, except to the extent that any such vote, consent, ratification or waiver would violate any provision of the Loan and Collar Agreement or this Agreement, and from time to time, upon request from the Pledgor, the Secured Party shall deliver to the Pledgor suitable proxies so that the Pledgor may cast such votes, consents, ratifications and waivers.

(b)                                 The Secured Party agrees that the Pledgor may, until the earlier to occur of an Actionable Event of Default and the Settlement Date, receive and retain all dividends and other distributions with respect to the Pledged Shares.

7.                                      Further Assurances.

(a)                                 The Pledgor shall, at its sole cost and expense, defend title to the Collateral and the lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such security interest for so long as this Agreement shall remain in effect.

(b)                                 The Pledgor agrees that at any time and from time to time, at the sole cost and expense of the Secured Party, the Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(c)                                  The Pledgor will not, without providing at least thirty (30) days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, location of its chief executive office or its principal place of business or its organizational identification number. The Pledgor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

8.                                      Transfers and Other Liens. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Secured Party.

9.                                      Secured Party Appointed Attorney-in-Fact.  Upon the earlier to occur of an Actionable Event of Default and the Settlement Date, the Pledgor shall appoint the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Party’s reasonable discretion to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable.

10.                               [Reserved]

11.                               Reasonable Care.  The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

12.                               Remedies.  As of the Settlement Date, or if an Actionable Event of Default shall have occurred:

(a)                                 The Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral.  If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 16 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient.  So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law.  Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property.  At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale.  The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b)                                 All rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c)                                  Any Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or enforcing the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect.  Any surplus of Proceeds received by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.  The Pledgor shall remain liable for any deficiency if such Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)                                 If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon the reasonable request of the Secured Party, the Pledgor will, at the sole cost and expense of the Secured Party, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

13.                               No Waiver and Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 15), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14.                               [Reserved]

15.                               Amendments.  None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

16.                               Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be sent in writing and will be deemed to have been delivered:  (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Secured Party, to:	Timios National Corporation
4601 North Fairfax Road, Suite 1200
Arlington, VA 22203
Attn: Chief Executive Officer
Facsimile: (703) 526-0649
Email: tmcmillen@timios.com

With a copy to (which shall not constitute notice) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attn: Jeffrey P. Schultz, Esq.

Facsimile: (212) 983-3115
Email: jpschultz@mintz.com

If to the Pledgor:	YA Global Investments, L.P.
c/o Yorkville Advisors, LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Legal Department
Telephone: (201) 985-8300
Email: mrosselli@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other in accordance with the terms of this Section.  Written confirmation of receipt (1) given by the recipient of such notice, consent, waiver or other communication, (2) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (3) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (1), (2) or (3) above, respectively.

17.                               Continuing Security Interest; Further Actions.  This Agreement shall create a continuing lien and security interest in the Collateral and shall (a) subject to Section 18, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that neither the Pledgor nor the Secured Party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

18.                               Termination; Release.  On the date on which the Loan and other Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

19.                               Governing Law.  This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.

20.                               Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.  This

Agreement and the Loan and Collar Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

(Remainder of page intentionally left blank.  Signature page(s) to follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement as of the date first above written.

YA GLOBAL INVESTMENTS, L.P.,
As Pledgor

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Jerry Eicke
	Name:	Jerry Eicke
	Title:	Managing member

TIMIOS NATIONAL CORPORATION,
As Secured Party

By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	President and CEO